Exhibit 1.1
UNDERWRITING AGREEMENT
February 1, 2008
GATX Corporation
500 West Monroe Street
Chicago, Illinois 60661
Ladies and Gentlemen:
     We (the “Managers”) are acting on behalf of the several underwriters named below (the Managers together with such other underwriters being herein called the “Underwriters”), and we understand that GATX Corporation, a New York corporation (the “Company”), proposes to issue and sell $200,000,000 aggregate principal amount of its 6.000 % Senior Notes due 2018 (the “Offered Securities”). The Offered Securities will be issued pursuant to an Indenture to be dated as of February 6, 2008 between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Indenture”). Subject to the terms and conditions, and in reliance upon the representations and warranties, set forth herein or incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters the total principal amount of the Offered Securities set forth below, and each of the Underwriters hereby agrees, severally and not jointly, to purchase the principal amounts of the Offered Securities set forth below opposite its name, in each case at a purchase price equal to 98.798% of the principal amount of the Offered Securities, plus accrued interest, if any, from February 6, 2008 to the date of payment and delivery.

Principal
Amount of
Underwriter	Offered Securities
Citigroup Global Markets Inc.	$80,000,000
J.P. Morgan Securities Inc.	80,000,000
Banc of America Securities LLC	20,000,000
BMO Capital Markets Corp.	10,000,000
Piper Jaffray & Co.	10,000,000

Total	$200,000,000
     Delivery of and payment for the Offered Securities shall be made at 11:00 A.M., New York City time, on February 6, 2008, which date and time may be postponed by agreement between the Managers and the Company or as provided in Section IX of the Standard Provisions (such date and time of delivery and payment for the Offered Securities being herein called the “Closing Date”). Delivery of the Offered Securities shall be made to the Underwriters against payment by the Underwriters of the purchase price therefor to or upon the order of the Company by wire transfer of immediately available funds or by such other manner of payment as may be agreed upon by the Company and the Managers. Delivery and release of the Offered Securities shall be to The Depository Trust Company and payment for such Offered Securities shall be made at the office of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606.

     The Offered Securities shall have the terms set forth in the Final Term Sheet attached as Schedule III to the document entitled GATX Corporation Underwriting Agreement Standard Provisions (Debt Securities) dated February 1, 2008 (the “Standard Provisions”), including the following:
Maturity: February 15, 2018
Interest Rate: 6.000%
Redemption Provisions: Redeemable at the Company’s option at the prices and on the terms described in the Final Term Sheet
Interest Payment Dates: Beginning on August 15, 2008, on February 15 and August 15 of each year
     All the provisions contained in the Standard Provisions, a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.
     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to the undersigned.
[signature page follows]

     This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.
Very truly yours,

By:	CITIGROUP GLOBAL MARKETS INC.

By :	/s/ Brian Bednarski
Name: Brian Bednarski
Title: Managing Director

By:	J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

Acting on behalf of themselves and the other Underwriters

Accepted:

By:	GATX CORPORATION

By:	/s/ William J. Hasek
Name: William J. Hasek
Title: Senior Vice President and Treasurer

GATX CORPORATION
UNDERWRITING AGREEMENT
STANDARD PROVISIONS (DEBT SECURITIES)
February 1, 2008
          From time to time, GATX Corporation, a New York corporation (the “Company”), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (the “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this “Agreement.” Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.
I.
          The Company proposes to issue from time to time debt securities (the “Securities”) pursuant to the provisions of an Indenture to be dated as of February 6, 2008 between the Company and U.S. Bank National Association, as Trustee (the “Indenture”). The Securities may have varying designations, maturities, rates and times of payment of interest, if any, selling prices, redemption terms, if any, and other specific terms.
          The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement including a prospectus relating to the Securities under the Securities Act of 1933, as amended (the “Securities Act”). The term “Registration Statement” means the Registration Statement on Form S-3 (Reg. No. 333-145521), including the exhibits and schedules thereto, as amended to the date of the Underwriting Agreement, and any Prospectus deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date (as defined below), and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended, as the case may be. The term “Basic Prospectus” means the prospectus included in the Registration Statement, as amended to the date of the Underwriting Agreement. The term “Prospectus” means the Basic Prospectus together with the prospectus supplement specifically relating to the Offered Securities (the “Prospectus Supplement”), as filed with, or transmitted for filing to, the Commission after the Execution Time (as defined below) pursuant to Rule 424. The term “preliminary prospectus” means a preliminary prospectus supplement specifically referring to the Offered Securities, together with the Basic Prospectus, which is used prior to the filing of the Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “preliminary prospectus” shall include in each case the documents, if any, incorporated by reference therein. The term “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act. The term “Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the Securities Act. The term “Disclosure Package” shall mean the preliminary prospectus, all Issuer Free Writing Prospectuses, if any, identified on Schedule II hereto, the final term sheet prepared and filed pursuant to Section VII(b) below, and all other Free Writing Prospectus that the parties here to shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The term “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Registration Statement, the Prospectus, the preliminary prospectus or any Issuer Free Writing Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The term “Effective Date” means each date and time that the Registration Statement, and any post-effective amendment or amendments thereto became or becomes effective. The term “Execution Time” shall mean the date and time that the Underwriting Agreement is executed and delivered by the parties thereto.
          The term “Underwriters’ Securities” means the Offered Securities to be purchased by the Underwriters herein. The term “Contract Securities” means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.
II.
          The Company represents and warrants to and agrees with each of the Underwriters that:
          (a) The Company has prepared and filed with the Commission the Registration Statement, including the Basic Prospectus, for registration under the Securities Act of the offering and sale of the Offered Securities. Such Registration Statement became effective upon filing; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b) under the Securities Act, one or more preliminary prospectus supplements relating to the Offered Securities, the form of each of which has previously been furnished to the Managers. The Company will file with the Commission a final prospectus supplement relating to the Offered Securities in accordance with Rule 424(b) under the Securities Act. As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules and regulations of the Commission thereunder.
          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and will be timely filed as required thereby, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, on each Effective Date, and the Prospectus, as of its date, complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the applicable rules and regulations of the Commission thereunder (iv) the Prospectus, as of its date, did not contain and as of the Closing Date, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section II(b) do not apply (x) to statements or omissions in the Registration Statement, the Disclosure Package or the Prospectus based upon information concerning the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished to the Company consists of the information described as such in Section VIII(b) below, or (y) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, of the Trustee.
          (c) At the earliest time after the filing of the Registration Statement that the Company or other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.
          (d) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section VII(b) below does not include any information that conflicts with the information contained in the Registration Statement, including any prospectus supplement deemed to be a part thereof that has not been superseded or modified, it being understood and agreed that the foregoing does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriters, it being understood and agreed that the only such information furnished to the Company by the Underwriters consists of the information described as such in Section VIII(b) below.
          (e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Offered Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)) the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company agrees to pay the fees required by the Commission relating to the Offered Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.
          (f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (g) Each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 405 under the Securities Act (a “Significant Subsidiary”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (h) This Agreement has been duly authorized, executed and delivered by the Company.
          (i) The Indenture has been duly qualified under the Trust Indenture Act, has been (or, prior to the Closing Date, will be) duly authorized, executed and delivered by the Company, and is (or, prior to the Closing Date, will be) a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditor’s rights and remedies generally from time to time in effect and (ii) general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”).
          (j) Each of the Delayed Delivery Contracts (as defined in Section III below), if any, has been duly authorized and, as of the Closing Date, will have been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the counterparty thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as enforceability thereof may be limited by the Enforceability Exceptions.
          (k) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, as provided in this Agreement, they will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by the Enforceability Exceptions.
          (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Indenture and the issuance and sale of the Offered Securities by the Company will not (i) constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), (ii) result in any violation of the certificate of incorporation or bylaws of the Company, (iii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to any Existing Instrument or (iv) result in any violation of any law, regulation, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except in the case of clauses (i), (iii) and (iv), for such defaults, conflicts, breaches, liens, charges, encumbrances or violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities, except such as have been or will be obtained prior to the Closing Date under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.
          (m) There has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the financial condition, stockholders’ equity, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (referred to as a “Material Adverse Change” or “Material Adverse Effect”) from that set forth in the Disclosure Package and the Prospectus.
          (n) There are no legal or governmental proceedings pending or, to the best of the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Disclosure Package or the Prospectus and are not so described or, to the best of the Company’s knowledge, any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required.
          (o) Each of the Company and each of its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Disclosure Package and the Prospectus, as then amended or supplemented, except to the extent that the failure to obtain or file would not reasonably be expected to have a Material Adverse Effect.
          (p) Ernst & Young LLP, whose reports have been included or incorporated by reference in the Disclosure Package and the Prospectus, is an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act and the rules and regulations thereunder.

          (q) Except as set forth in the Disclosure Package, the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial conditions and results of operations of the Company and its subsidiaries taken as a whole, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.
          (r) The Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) and are not aware of any material weakness in their internal controls over financial reporting.
          (s) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
          (t) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Change, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
III.
          If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto (“Delayed Delivery Contracts”) but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Disclosure Package and the Prospectus. On the Closing Date (as hereinafter defined), the Managers shall receive from the Company as compensation, for the accounts of the Underwriters, a commission in the form of a discount as set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of the Delayed Delivery Contracts.
          If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter’s name in the Underwriting

Agreement, except to the extent that the Managers determine that such reduction shall be otherwise and so advises the Company.
IV.
          The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Underwriters’ Securities as soon after this Agreement is entered into as in the Managers’ judgment is advisable. The terms of the public offering of the Underwriters’ Securities are set forth in the Disclosure Package and the Prospectus.
V.
          Payment for the Underwriters’ Securities shall be made by the several Underwriters through the Managers to or upon the order of the Company by wire transfer of immediately available funds or by such other manner of payment as may be agreed upon by the Company and the Managers at the time and place set forth in the Underwriting Agreement, upon delivery to or as directed by the Managers for the respective accounts of the several Underwriters of the Underwriters’ Securities registered in such names and in such denominations as the Managers shall request in writing not less than two full business days prior to the date of the delivery.
VI.
          The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) Subsequent to the Execution Time or, if earlier in the case of clause (i), the dates as of which information is given in the Registration Statement and the Disclosure Package, and on or prior to the Closing Date:
     (i) There shall not have occurred any Material Adverse Change, or any development reasonably likely to result in a Material Adverse Change, from that set forth in the Disclosure Package, as amended or supplemented as of the Execution Time, that, in the reasonable judgment of the Managers, is so material and adverse as to make it, in the reasonable judgment of the Managers, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Disclosure Package, as so amended or supplemented;
     (ii) There shall not have occurred any (A) suspension or material limitation of trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market or the Chicago Stock Exchange; (B) suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (C) declaration of a general moratorium on commercial banking activities in New York by either federal or New York state authorities; (D) material disruption in securities settlement, payment or clearance services in the United States; or (E) any outbreak or escalation of any hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Managers, is so material and adverse that in the case of any of the events described in clauses (ii)(A) through (E), the occurrence of such event, singly or together with any other such event, makes it, in the reasonable judgment of the Managers, impracticable to market the Offered Securities on the terms and in the manner contemplated by the Disclosure Package; and
(iii) There shall not have been any decrease in the rating of any of the Company’s debt securities by Moody’s Investors Service (“Moody’s”) to a rating lower than Baa1, or any decrease in the rating of any of the Company’s debt securities by Standard & Poor’s Ratings Services (“S&P”) to a rating lower than BBB+.
          (b) The Managers shall have received on the Closing Date an opinion from Deborah A. Golden, Senior Vice President and General Counsel of GATX Corporation, dated the Closing Date, to the effect set forth in Exhibit A hereto.
          (c) The Managers shall have received on the Closing Date an opinion, dated the Closing Date, of Mayer Brown LLP, counsel for the Company, in form and substance satisfactory to the Managers, to the effect set forth in Exhibit B hereto.
          (d) The Managers shall have received on the Closing Date an opinion of Winston & Strawn LLP, counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the Indenture, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (e) The Managers shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by the President or any Senior Vice President (in the financial area) and the principal financial or accounting officer or the Treasurer of the Company to the effect that (i) the representations and warranties of the Company contained herein are true and correct as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions required by this Agreement to be performed or satisfied by it at or before such date; (ii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and in the Prospectus, as amended or supplemented as of the Execution Time, there has been no Material Adverse Change from that set forth in the Disclosure Package, as so amended or supplemented and in the Prospectus; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
          (f) The Managers shall have received on the date hereof and confirmed on the Closing Date, a letter dated the date hereof or the Closing Date, as applicable, in form and substance reasonably satisfactory to the Managers, from the independent registered public accounting firm of the Company, and from such other independent public accountants as the Managers may reasonably request, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus.
          (g) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) under the Securities Act, the Prospectus and any such supplement shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section VII(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, threatened.
VII.
          In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:
          (a) Prior to the termination of the offering of the Offered Securities pursuant to this Agreement, the Company will not file any amendment or supplement to the Registration Statement or the Basic Prospectus (including any Prospectus Supplement relating to the Offered Securities) unless the Company has previously furnished to the Managers a copy thereof for its review and will not file any such proposed amendment or supplement to which the Managers reasonably object; provided that the foregoing requirement shall not apply to any of the Company’s periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, which filings the Company will cause to be timely filed with the Commission and copies of which filings the Company will cause to be delivered to the Managers upon written request therefor promptly after being mailed or transmitted for filing with the Commission. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) under the Securities Act, (ii) of the filing of any amendment or supplement to the Basic Prospectus, (iii) of the filing and effectiveness of any amendment to the Registration Statement, (iv) of any request by the Commission for any amendment of the Registration Statement, or for any amendment of or supplement to the Basic Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal of such stop order including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
          (b) To prepare a final term sheet, containing solely a description of final terms of the Offered Securities and the offering thereof, in the form approved by the Managers and attached as Schedule III hereto and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule.
          (c) If, at any time prior to the filing of the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, the Company will (i) promptly notify the Managers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Managers in such quantities as the Managers may reasonably request.
          (d) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), or until the distribution of any Offered Securities an Underwriter may own as principal has been completed, any event occurs or condition exists as a result of which (i) the Registration Statement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or (ii) if, in the opinion of the Managers or in the opinion of the Company, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify each Underwriter by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Offered Securities or any resale thereof and, if so notified by the Company, each Underwriter shall forthwith suspend such solicitation or resale and cease using the Prospectus as then amended or supplemented. The Company shall, at its expense, prepare and cause to be filed promptly with the Commission, subject to the first sentence of paragraph (a) of this Section VII, an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to each Underwriter in such quantities as such Underwriter may reasonably request. The Managers shall promptly notify the Company of the completion of the distribution of the Offered Securities.
          (e) The Company will make generally available to its security holders and to the Managers as soon as practicable earnings statements that satisfy the provisions of Section 11(a)

of the Securities Act and the rules and regulations of the Commission thereunder covering the twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the date of the Underwriting Agreement. If such fiscal quarter is the last fiscal quarter of the Company’s fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.
          (f) The Company will furnish to the Managers without charge two copies of the Registration Statement and all amendments thereto, including to the extent requested by the Managers in writing, exhibits, schedules and any documents incorporated by reference therein, and, during the period mentioned in Section VII(d) above, as many copies of the Prospectus (including any preliminary prospectus) and each Issuer Free Writing Prospectus (and any supplements thereto), any documents incorporated by reference therein and any supplements and amendments thereto as the Managers may reasonably request.
          (g) The Company will qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and will pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Managers may designate, provided that the Company shall not be obligated to so qualify the Offered Securities if such qualification subjects it to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject, or requires it to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction in which it is not so qualified.
          (h) The Company agrees that, unless it has or shall have obtained the prior written consent (not to be unreasonably withheld) of the Managers, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing solely the information contained in the final term sheet prepared and filed pursuant to Section VII(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto.  Any such free writing prospectus consented to by the Managers or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          (i) Prior to the termination of the offering of the Offered Securities, the Company shall furnish to the Managers such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the

Offered Securities, the Underwriting Agreement and the performance by the Company of its obligations hereunder or thereunder as the Managers may from time to time reasonably request and shall notify the Managers promptly in writing when it becomes aware of any downgrading or of its receipt of any notice of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate the direction of a possible change in the rating accorded any of the Company’s securities by Moody’s or S&P.
          (j) The Company will, whether or not any sale of Offered Securities is consummated, pay all expenses incident to the performance of its obligations under the Underwriting Agreement, including: (i) the preparation and filing of the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Offered Securities; (iii) the fees and disbursements of the Company’s counsel and accountants and of the Trustee and its counsel; (iv) the qualification of the Offered Securities under securities or Blue Sky laws in accordance with the provisions of Section VII(e), including filing fees and the reasonable fees and disbursements of the counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky memoranda (“Blue Sky Memoranda”); (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, the Basic Prospectus and any amendments or supplements thereto and each Issuer Free Writing Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriters of copies of the Indenture and any Blue Sky Memoranda; (vii) any fees charged by rating agencies for the rating of the Offered Securities; (viii) any reasonable out-of-pocket expenses incurred by the Underwriters with the approval of the Company and (ix) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc.
          (k) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, the Company will not, without the prior consent of the Managers, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities that are to be sold pursuant to such agreement, (ii) Offered Securities previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in any such agreement.
VIII.
          (a) The Company agrees to indemnify and hold harmless each Underwriter, the officers, directors, employees and agents of such Underwriter, and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Prospectus (if used within the period set forth in paragraph (b) of Section VII), any preliminary prospectus, any Permitted Free Writing Prospectus or other free writing prospectus used by the Company or any agent of the Company (other than any Underwriter) or the information contained in the final term sheet as required to be prepared and filed pursuant to Section VII(b) hereof, or in any amendment or supplement to any thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or alleged omission based upon information furnished to the Company in writing by or on behalf of such Underwriter expressly for use therein.
          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto or in any preliminary prospectus or Permitted Free Writing Prospectus. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Offered Securities, and under the heading “Underwriting,” (i) the third paragraph related to discounts, (ii) the fifth paragraph related to stabilization, overallotment, concessions and syndicate covering transactions and (iii) the second sentence of the sixth paragraph related to market making activities in the preliminary prospectus constitute the only information furnished by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Prospectus, any amendments or supplements thereto or in any preliminary prospectus or Permitted Free Writing Prospectus.
          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the actual or potential parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (iv) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such proceeding. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of each indemnified party from all liability on claims that are the subject matter of such proceeding. Failure to notify the indemnifying party as required by the first sentence of this paragraph (c) (1) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (2) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.
          (d) If the indemnification provided for in paragraph (a) or (b) of this Section VIII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Offered Securities, then the Company and the Underwriters severally agree that each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters in respect thereof, in each case as set forth in the Prospectus, bear to the total aggregate public offering price of such Offered Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Offered Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Offered Securities purchased by such Underwriter hereunder. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section VIII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section VIII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities offered and sold to the public through such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section VIII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
          The indemnity and contribution agreements contained in this Section VIII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.
IX.
If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Offered Securities set forth opposite their names in the Underwriting Agreement bears to the aggregate principal amount of Offered Securities set forth opposite the names of all the remaining underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Offered Securities set forth in the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities. If arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of at least 90% of the aggregate principal amount of the Offered Securities are not made within 36 hours after such default or if such non-

defaulting Underwriters do not agree to purchase at least 90% of the aggregate principal amount of such Offered Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company; provided, however, that if such non-defaulting Underwriters agree to purchase at least 90% but less than 100% of the aggregate principal amount of such Offered Securities, the Company, at its option, may terminate this Agreement and no non-defaulting Underwriter or the Company shall have any liability in connection therewith. In the event of a default by any Underwriter as set forth in this Section IX, the Closing Date shall be postponed for such period, not exceeding five days, as the Managers shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.
X.
          This Agreement shall be subject to termination in the absolute discretion of the Managers, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market or the Chicago Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, (iii) there shall have occurred a material disruption in securities settlement, payment or clearance services in the United States or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis and, in the case of any of the events described in clauses (i) through (iv) above, the effect of such event on the financial markets of the United States, in the reasonable judgment of the Managers, is so material and adverse that it is impractical to market the Offered Securities on the terms and in the manner contemplated by the Disclosure Package and the Prospectus.
XI.
          If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement except pursuant to Section IX hereof, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally through the Managers on demand, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement.
          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

          The Company hereby acknowledges that (a) the purchase and sale of the Offered Securities pursuant to the Underwriting Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Schedule I
DELAYED DELIVERY CONTRACT
                    ,
Ladies and Gentlemen:
     The undersigned hereby agrees to purchase from GATX Corporation, a New York corporation (the “Company”), and the Company agrees to sell to the undersigned
$
principal amount of the Company’s • % Senior Notes due • (the “Securities”), offered by the Company’s Prospectus dated August 17, 2007 and Prospectus Supplement dated February 1, 2008, receipt of copies of which are hereby acknowledged, at a purchase price of ___% of the principal amount thereof plus accrued interest and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.
The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:

Delivery	Principal	Plus Accrued
Date	Amount	Interest From:
$
$
$
Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date”.
     Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by wire transfer of immediately available funds or by such other manner of payment as may be agreed upon by the Company and the undersigned at the office of                     , New York, N.Y. at 10:00 a.m. (New York time) on the Delivery Date, upon delivery to or as directed by the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.
     The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the juris diction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the “Underwriters”) named in the Prospectus

Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.
     Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.
     This contract will inure to the benefit of and be binding upon the parties thereto and their respective successors, but will not be assignable by either party hereto without the prior written consent of the other.
     If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.
     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     This contract shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.
Yours very truly,
     (Purchaser)
By
     (Title)
     (Address)
Accepted:
GATX CORPORATION
By

PURCHASER—PLEASE COMPLETE AT TIME OF SIGNING
     The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print).

Telephone No.
(Including
Name	Area Code)	Department

Schedule II
Issuer Free Writing Prospectuses
None.

Schedule III
Final Term Sheet
See attached.

Filed Pursuant to Rule 433
Registration No. 333-145521
February 1, 2008
PRICING TERM SHEET
6.000% Senior Notes due 2018

Issuer:	GATX Corporation

Security:	6.000% Senior Notes due 2018

Size:	$200,000,000

Maturity Date:	February 15, 2018

Coupon:	6.000%

Interest Payment Dates:	February 15 and August 15, commencing August 15, 2008

Price to Public:	99.448%

Benchmark Treasury:	UST 4.250% due November 2017

Benchmark Treasury Yield:	3.574%

Spread to Benchmark Treasury:	+250 bp

Yield:	6.074%

Make-Whole Call:	T+37.5 bp

Expected Settlement Date:	February 6, 2008 (T+3)

CUSIP:	361448 AF0

Anticipated Ratings:	Baa1 (stable) by Moody’s Investors Service, Inc.
BBB+ (stable) by Standard & Poor’s Ratings Services

Joint Book-Running Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.

Lead Manager:	Banc of America Securities LLC

Co-Managers:	BMO Capital Markets Corp.
Piper Jaffray & Co.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407 or J.P. Morgan Securities Inc. at 1-212-834-4533.

Schedule IV
Free Writing Prospectuses
None